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                                                                       EXHIBIT 5



                                 July 26, 2001


Doral Financial Corporation
1159 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920

Dear Sirs:

     We have acted as counsel to Doral Financial Corporation, a Puerto Rico corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") with respect to Registration Statement on Form S-3 (File No. 333-52978) (together, the "Registration Statement") relating to the public offering of up to 5,060,000 shares (the "Shares") of the Common Stock, $1.00 par value per share, of the Company. As counsel to the Company, we have examined such documents, corporate records and other instruments, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we are of the opinion that when the Registration Statement shall have been declared effective, when the Shares have been issued in accordance with the authorization of the Board of Directors of the Company, and when the Shares have been duly countersigned by the Company's transfer agent and registrar and sold and delivered as contemplated by the Registration Statement and the Underwriting Agreement referred to in the prospectus supplement (the "Prospectus Supplement") relating to the offering of the Shares, the Shares will be duly authorized and validly issued, fully-paid and nonassessable.

     We are members of the Bar of the Commonwealth of Puerto Rico and do not purport to be experts in, or to render any opinions with respect to, the laws of any state or jurisdiction other than the laws of the Commonwealth of Puerto Rico and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,


                                           /s/ PIETRANTONI MENDEZ & ALVAREZ LLP